UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

RAYONIER ADVANCED MATERIALS INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Rayonier Advanced Materials Inc.
1301 Riverplace Boulevard, Suite 2300
Jacksonville, FL 32207

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT FOR
THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 15, 2024

April 3, 2024

The following information supplements and amends the definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) of Rayonier Advanced Materials Inc, a Delaware corporation (the “Company” or “RYAM”), filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 29, 2024 in connection with the annual meeting of stockholders (the “Annual Meeting”) to be held on May 15, 2024. Capitalized terms used in this supplement (this “Supplement”) and not otherwise defined herein have the meaning given to them in the Definitive Proxy Statement.

The original record date for the Annual Meeting had been set for March 15, 2024.  On April 3, 2024, the board of directors of the Company set a new record date of April 15, 2024 (the “New Record Date”) for the Annual Meeting.  Therefore, only stockholders of record of the Company as of the close of business on the New Record Date will be entitled to receive notice of, and vote at, the Annual Meeting.

For a stockholder of record as of the close of business on the Original Record Date, who is also a stockholder of record on the New Record Date and provided a proxy to the Company based on the Original Record Date, such proxy shall remain in full force and effect with respect to the number of shares held by such stockholder as of the close of business on the New Record Date unless explicitly revoked, or a later dated proxy is submitted, by the applicable stockholder. Previously submitted proxies are revocable. The previous submission of proxies also will not affect your right to vote in the event that you attend the Annual Meeting. Please note, however, that attendance alone at the Annual Meeting without voting will not be sufficient to revoke a previously authorized proxy. Please see your proxy card for specific instructions on how to vote your shares by telephone, through the Internet or by mail.

The Supplement, along with the Company’s Definitive Proxy Statement, will be made available on the Internet to stockholders of record as of the close of business on the New Record Date. Stockholders are advised to read the Definitive Proxy Statement and this Supplement in full because they contain important information about the proposals to be voted upon at the Annual Meeting. The proxy card included with the proxy materials may continue to be used by stockholders entitled to vote at the Annual Meeting. The Definitive Proxy Statement, this Supplement, and other documents filed by the Company will also be available for free on the SEC’s website at http://www.sec.gov and will be mailed to those stockholders who have previously requested to receive material via U.S. Mail.

Except as described above, this Supplement does not modify, amend, supplement, or otherwise affect the Definitive Proxy Statement. This Supplement should be read in conjunction with the Definitive Proxy Statement.

BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS SUCH DOCUMENTS AND FILINGS CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND THE MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING.